UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

TETRA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

BRADLEY L. RADOFF THE RADOFF FAMILY FOUNDATION JEC II ASSOCIATES, LLC THE MOS TRUST MOS PTC, LLC MICHAEL TOROK SIMON BATES EVAN BEHRENS ANDREW K. RUBEN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bradley L. Radoff, Michael Torok and the other participants named herein (collectively, the “Radoff-Torok Group”) no longer intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its nominees to the Board of Directors (the “Board”) of TETRA Technologies, Inc., a Delaware corporation (the “Company”), at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). Accordingly, the Radoff-Torok Group will not solicit any proxies from stockholders of the Company in connection with the Annual Meeting, no longer intends to deliver a universal proxy card with respect to the Annual Meeting and does not expect the Company to include its nominees on the Company’s proxy card for the Annual Meeting.

On April 2, 2025, the Radoff-Torok Group determined to withdraw its slate of nominees for election to the Board at the Annual Meeting.